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                                                                  EXHIBIT 11

                                                                 Nine Months
FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    Ended
COMPUTATION OF EARNINGS PER SHARE                                September 30
                                                                     1994
                                                                 ------------
   Net income..................................................  $335,477,000
   Less: Total preferred dividends.............................    15,459,000
                                                                 ------------
A. Net income applicable to common stock.......................  $320,018,000
                                                                 ============

   Net income..................................................  $335,477,000
   Less: Non-convertible preferred dividends...................     7,700,000
                                                                 ------------
B. Net income for fully diluted earnings per share.............  $327,777,000
                                                                 ============
   Primary Earnings Per Share:
   ---------------------------
   Average shares outstanding..................................    80,603,000

   Dilutive average shares outstanding under options
     and warrants..............................................     4,840,855

   Exercise prices.............................................     $12.31 to
                                                                       $44.75
   Assumed proceeds on exercise................................  $128,379,570

   Market value per share......................................        $45.12

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options and warrants.....................     2,845,040
                                                                 ------------
C. Adjusted average shares - Primary...........................    82,598,815
                                                                 ------------

   Primary Earnings Per Share (A/C)............................         $3.87
                                                                 ============



















   Fully Diluted Earnings Per Share:                               35 of 36
   ---------------------------------
   Average shares outstanding..................................    80,603,000

   Dilutive average shares outstanding under options
     and warrants..............................................     4,840,855

   Exercise prices.............................................     $12.31 to
                                                                       $44.75

   Assumed proceeds on exercise................................  $128,379,570

   Market value per share......................................        $45.12

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options and warrants.....................     2,845,040
                                                                 ------------
   Adjusted average shares.....................................    82,598,815
   Common shares from the assumed conversion of Convertible
     Preferred Stock...........................................     3,755,159
                                                                 ------------
D. Adjusted average shares - Fully diluted.....................    86,353,974
                                                                 ------------

   Fully Diluted Earnings Per Share (B/D)......................         $3.80
                                                                 ============